                          CERTIFICATE OF INCORPORATION
                                       OF
                          FREEDOM TEXTILE CHEMICALS CO.


            1. NAME. The name of the corporation is Freedom Textile Chemicals Co. (the "Corporation").

            2. REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. PURPOSE. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

            4. AUTHORIZED CAPITAL STOCK. The amount of the total authorized capital stock of the Corporation is $5,950,000, divided into (a) 480,000 shares of Common Stock, $1.25 par value per share, (b) 2,800 shares of Series A Preferred Stock, $1,000.00 par value per share (the "Series A Preferred Stock"), and (c) 2,550 shares of Series B Preferred Stock, $1,000.00 par value per share

(the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock are sometimes collectively hereinafter referred to as the "Preferred Stock.")

                  (a) COMMON STOCK. The preferences, rights, qualifications, limitations and restrictions of the Common Stock are as follows:

                        (i) Voting Rights. The voting power shall be vested
            exclusively in the Common Stock.

                        (ii) Dividends. The holders of the Common Stock shall
            not be entitled to receive cash dividends until the Series A Preferred Stock has been redeemed in full as declared in subsection 4(b)(iv) of this Certificate of Incorporation.

                        (iii) Repurchase or Redemption. In no event shall any
            Common Stock be purchased, redeemed or otherwise acquired by the Corporation until the Series A Preferred Stock has been redeemed in full as declared in subsection 4(b)(iv) of this Certificate of Incorporation.

                        (iv) Prior Rights of Preferred. The Common Stock shall
            be subject at all times to
            the prior rights of the Preferred Stock as declared in this Certificate of Incorporation.

                  (b) SERIES A PREFERRED STOCK. The preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are as follows:

                        (i) Dividends. The holders of shares of the Series A
            Preferred Stock shall be entitled to receive, from funds of the Corporation legally available therefor, cash dividends at the rate of 8.5% per annum, payable semi-annually on dates to be fixed by the Board of Directors, with proper adjustment for any dividend period which is less than a full half. The dividends on the Series A Preferred Stock shall be cumulative and shall begin to accrue on the date commencing six months from the date of issuance of a certificate or certificates for said stock. Dividends not paid when due shall earn interest at 8.5% compounded semi-annually which interest shall be due and payable upon payment of such dividend.

                        (ii) Liquidation Preference. In the event of the
            liquidation, dissolution or wind-
            ing up (whether voluntary or involuntary) of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, the par value per share for every share of their holdings of Series A Preferred Stock, and all unpaid dividends accrued thereon, before any cash payment is made to the holders of the Series B Preferred Stock or the Common Stock; and after the payment to the holders of the Series A Preferred Stock as hereinbefore provided, the remaining assets and funds of the Corporation shall be divided and paid to the holders of the Series B Preferred Stock and the Common Stock as provided herein according to their respective shares. After payment of the full amount to which they are entitled as provided by the foregoing provisions, the holders of shares of the Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Series A Preferred Stock shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holder of the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subsection
            (ii).

                        (iii) Optional Redemption. The Corporation may, at any
            time and from time to time, at the option and upon resolution of the Board of Directors, redeem the whole or any part of the outstanding Series A Preferred Stock on any dividend payment date after the issuance thereof, by paying $1,000.00 for each share thereof, together with a sum equivalent to all unpaid dividends accrued thereon (including compounding thereon). If less than all the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in such manner as the Board of Directors shall determine. The holders of shares of Series A Preferred Stock called for redemption shall not, from and after the date fixed for the redemption of such stock, possess or exercise any rights as stockholders except the right to receive from the Corporation the redemption price of such shares, without interest, upon the surrender thereof. A notice of such redemption shall be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the date specified in such notice as the redemption date, addressed to the respective holders of record of the shares of Series A Preferred Stock to be redeemed at their respective ad-dresses as the same shall appear on the stock transfer records of the Corporation. Series A Preferred Stock called and redeemed shall not thereafter be reissued but shall be forthwith canceled.

                        (iv) Mandatory Redemption. Each share of Series A
            Preferred Stock shall be redeemed at the price of $1,000.00 per share, plus all accumulated dividends unpaid to the date of redemption (including compounding thereon), at the earlier of either
            (A) the expiration of 10 years from the date of its issue, (B) any change in ownership of fifty-one percent (51%) or more of the outstanding voting stock of the Corporation or (C) the sale of all or substantially of the assets of the Corporation. Notice shall be mailed 30 days before the date of redemption to each holder of record of the Series A Preferred Stock at his address as the same shall appear on the stock transfer records of the Corporation.

                        (v) Voting Rights. Except as otherwise required by
            law, the holders of shares of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporation action.

                        (vi) Payment Restrictions. Until the Series A Preferred
            Stock has been redeemed in full as declared in subsection 4(b)(iv) of the Certificate of Incorporation, the Corporation shall pay management fees to stockholders and affiliates only up to an amount equal to $300,000, which amount may increase by five percent (5%) annually.

                        (vii) Appointment Rights. In the event the Corporation
            fails to make three consecutive dividend payments to the holders of the Series A Preferred Stock as declared herein, the holders of the Series A Preferred Stock shall be entitled to appoint representatives of the Corporation's board of directors equal to twenty percent (20%) of the voting membership of the board.

                  (c) SERIES B PREFERRED STOCK. The preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are as follows:

                        (i) Dividends. Subject to the limitations herein
            contained, Series B Preferred Stock shall be entitled to receive, from funds of the Corporation legally available therefor, cash dividends at the rate of 10% per annum, payable quarterly on dates to be fixed by the Board of Directors, with proper adjustment for any dividend period which is less than a full quarter. The dividends on the Preferred Stock shall be cumulative and shall begin to accrue on the date commencing three months from the date of issuance of a certificate or certificates for said stock. The holders of the Series B Preferred Stock shall not be entitled to receive cash dividends until the Series A Preferred Stock has been redeemed in full as declared in subsection 4(b)(iv) of this Certificate of Incorporation.

                        (ii) Liquidation Preference. In the event of the
            liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation
            available for distribution to its stockholders, whether from capital, surplus or earnings, the par value per share for every share of their holdings of Series B Preferred Stock, and all unpaid dividends accrued thereon, before any payment is made to the holders of the Common Stock, but after all payments are made to the holders of the Series A Preferred Stock. After the payment to the holders of the Preferred Stock as hereinbefore provided, the remaining assets and funds of the Corporation shall be divided and paid to the holders of the Common Stock according to their respective shares. After payment of the full amount to which they are entitled as provided by the foregoing provisions, the holders of shares of the Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Series B Preferred Stock shall be insufficient to permit the payment in full to the holders of the Series B Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subsection
            (ii).

                        (iii) Optional Redemption. The Corporation may, at any
            time and from time to time, at the option and upon resolution of the Board of Directors, redeem the whole or any part of the outstanding Series B Preferred Stock on any dividend payment date after the issuance thereof, by paying $1,000.00 for each share thereof, together with a sum equivalent to all unpaid dividends accrued thereon. If less than all the shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in such manner as the Board of Directors shall determine. The holders of shares of Series B Preferred Stock called for redemption shall not, from and after the date fixed for the redemption of such stock, possess or exercise any rights as stockholders except the right to receive from the Corporation the redemption price of such shares, without interest, upon the surrender thereof. A notice of such redemption shall be mailed by the Corporation, postage prepaid, not less than 10 nor more than 60 days prior to the date specified in such notice as the redemption date, addressed to the respective holders of record of the shares of Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the stock transfer records of the Corporation. Preferred Stock called and redeemed shall not thereafter be reissued but shall be forthwith canceled.

                        (iv) Voting Rights. Except as otherwise required by law,
            the holders of shares of the Series B Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

                        (v) Prior Rights of Series A Preferred Stock. The
            Series B Preferred Stock shall be subject at all times to the prior rights of the Series A Preferred Stock as declared in this Certificate of Incorporation. 5. BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter or repeal the by-laws of the Corporation.

            6. PERSONAL LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corpora-tion Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any appeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


            7. WRITTEN BALLOT. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

            8. INDEMNIFICATION.

                  (a) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph
      (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that
      such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, under procedures authorized from time to time by action of its board of directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final deposition to employees and agents of the Corporation to the fullest extent authorized by the DGCL.

                  (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of

      Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            9. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            10. INCORPORATOR. The name and mailing address of the incorporator is:

                            Donald W. McPhail
                            Mellon Center, Suite 3905
                            1735 Market Street
                            Philadelphia, PA 19103

            I, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, and do certify that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of February, 1992.

                                    /s/ Donald W. McPhail
                                    -------------------------
                                    Donald W. McPhail

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                          FREEDOM TEXTILE CHEMICALS CO.

            FREEDOM TEXTILE CHEMICALS CO. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. The first paragraph of Article 4 of the Certificate of Incorporation hereby is amended to read in its entirety as follows:

                  "4. AUTHORIZED CAPITAL STOCK. The amount of the total
            authorized capital stock of the Corporation is $5,950,000, divided into (a) 480,000 shares of Common Stock, $1.25 par value per share,
            (b) 2,800 shares of Series A Preferred Stock, $1,000.00 par value per share (the "Series A Preferred Stock"), and (c) 25,500 shares of Series B Preferred Stock, $100.00 par value per share (the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock are sometimes collectively hereinafter referred to as the "Preferred Stock")."

            2. The Corporation has not received any payment for any of its stock.

            3. The amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Freedom Textile Chemicals Co. has caused this certificate to be executed by its duly authorized officers this 23rd day of April, 1992.

                            FREEDOM TEXTILE CHEMICALS CO.

                            By: /s/ Donald W. McPhail
                                -------------------------
                                Vice President

Attest:

/s/ Daniel J. Rink
----------------------
        Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                          FREEDOM TEXTILE CHEMICALS CO.

            FREEDOM TEXTILE CHEMICALS CO. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. The first paragraph of Article 4 of the Certificate of Incorporation hereby is amended to read in its entirety as follows:

                  "4. AUTHORIZED CAPITAL STOCK. The amount of the total
            authorized capital stock of the Corporation is $3,000,000, divided into (a) 4,500 shares of Common Stock, $100 par value per share and
            (b) 2,800 shares of Series A Preferred Stock, $1,000 par value per share and (c) 2,550 shares of Series B Preferred Stock, $1,000 par value per share."

            2. The Corporation has not received any payment for any of its stock.

            3. The amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Freedom Textile Chemicals Co. has caused this certificate to be executed by its duly authorized officers this 30th day of April, 1992.

                            Freedom Textile Chemicals Co.

                            By: /s/ Donald W. McPhail
                                --------------------------
                                Vice President

Attest:

/s/ Daniel J. Rink
-----------------------
      Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FREEDOM TEXTILE CHEMICALS CO.

            FREEDOM TEXTILE CHEMICALS CO. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. The first paragraph of Article 4 of the Certificate of Incorporation hereby is amended to read in its entirety as follows:

                  "4. AUTHORIZED CAPITAL STOCK. The amount of the total
            authorized capital stock of the Corporation is $6,400,000, divided into (a) 6,000 shares of Common Stock, $100 par value per share and
            (b) 2,800 shares of Series A Preferred Stock, $1,000 par value per share and (c) 3,000 shares of Series B Preferred Stock, $1,000 par value per share."

            2. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Freedom Textile Chemicals Co. has caused this certificate to be executed by its duly authorized officers this 19th day of October, 1992.

                              Freedom Textile Chemicals Co.

                              By: /s/ Fred P. Rullo
                                  -------------------------
                                 Vice President

Attest:

/s/ Daniel J. Rink
------------------------
      Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FREEDOM TEXTILE CHEMICALS CO.


            FREEDOM TEXTILE CHEMICALS CO. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. Paragraph (c)(i) of Article 4 of the Certificate of Incorporation hereby is amended to read in its entirety as follows:

                  "(i) Dividends. Subject to the limitations herein contained, the Series B Preferred Stock shall be entitled to receive, from funds of the Corporation legally available therefor, cash dividends at the rate of 10% per annum, payable quarterly on dates to be fixed by the Board of Directors, with proper adjustment for any dividend period which is less than a full quarter. The dividends on the Series B Preferred Stock shall be cumulative and shall begin to accrue on the date commencing three months from the date of issuance of a certificate or certificates for said stock. The holders of the Series B Preferred Stock shall only be entitled to receive cash dividends as long as no dividends payable to the holders of the Series A Preferred Stock are in arrears."

            2. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Freedom Textile Chemicals Co. has caused this certificate to be executed by its duly authorized officers this 7th day of April, 1993.

                            FREEDOM TEXTILE CHEMICALS CO.

                            By: /s/ Donald W. McPhail
                                -------------------------
                                Vice President

Attest:

/s/ Harry W. Gill Jr.
---------------------------
   Assistant Secretary